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                                                                EXHIBIT 4(b)(ii)

                              ASSUMPTION AGREEMENT


     ASSUMPTION AGREEMENT (this "Agreement"), dated as of April 7, 2000, is by TNP Enterprises, Inc., a Texas corporation (the "Company").

                               W I T N E S S E T H

     WHEREAS, ST Acquisition Corp., a Texas corporation ("Acquisition"), has heretofore executed and delivered to CIBC World Markets Corp., Chase Securities Inc. and Barclays Capital Inc. (the "Initial Purchasers") a purchase agreement (the "Purchase Agreement"), dated as of March 31, 2000, providing for the terms pursuant to which the Initial Purchasers have purchased $275,000,000 aggregate principal amount of 10.25% Senior Subordinated Notes due 2010 (the "Notes") of Acquisition;

     WHEREAS, Acquisition has heretofore executed and delivered to the Initial Purchasers a registration rights agreement (the "Registration Rights Agreement"), dated as of April 7, 2000, providing for the registration of the Notes and the Exchange Notes (as defined in the Registration Rights Agreement) of Acquisition under the Securities Act of 1933, as amended;

     WHEREAS, Acquisition has been merged with and into the Company (the "Merger"); and

     WHEREAS, pursuant to the Purchase Agreement and the Registration Rights Agreement, the Company upon consummation of the Merger is required to assume all of the obligations of Acquisition under the Purchase Agreement and the Registration Rights Agreement and to execute and deliver this Agreement concurrently with the Merger.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company covenants and agrees for the benefit of the Initial Purchasers as follows:

     1. ASSUMPTION. The Company hereby agrees to assume all of the obligations of Acquisition and all of its own obligations under the Purchase Agreement and the Registration Rights Agreement.

     2. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF, SHALL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT.
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                                      -2-

     3. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
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                                      -3-

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and delivered as of the date first above written, which is the date of the Merger.


                                                     TNP ENTERPRISES, INC.



                                                     By:
                                                        ------------------------
                                                          Name:
                                                          Title: